Wilshire wShares Enhanced Gold Trust S-1/A

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 28, 2021, included in this Amendment No. 5 to the Registration Statement on Form S-1 (No.333-235913) of Wilshire wShares Enhanced Gold Trust, and to the reference to our firm under the heading "Experts" in the above noted Registration Statement.

/s/ Citrin Cooperman & Company, LLP

New York, New York

January 28, 2021